Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) dated as of August 30, 2013 (the “Effective Date”) between Murphy Oil Corporation, a Delaware corporation (“Licensor”), and Murphy USA Inc., a Delaware corporation (“Licensee”, and each of Licensor and Licensee, a “Party”).

WITNESSETH:

WHEREAS, Licensor will contribute to Licensee, its wholly-owned Subsidiary, all of Licensor’s shares in Murphy Oil USA, Inc. (“Murphy Oil USA”) in connection with the spin-off of Licensee into an independent and separately traded company (the “Spin-Off”) that is engaged, indirectly through Murphy Oil USA, in the business of retail marketing of petroleum products and convenience merchandise through a chain of retail gasoline stations (the “Retail Business”) and operating production distribution terminals and ethanol production facilities  (together with the Retail Business, the “Business”);

WHEREAS, in connection with the Spin-Off, Murphy Oil USA will assign to Licensor all of its right, title and interest in and to certain trademarks, including the Licensed Marks (as defined below); and

WHEREAS, subject to the terms and conditions set forth herein,  Licensee desires to obtain, and Licensor is willing to grant to Licensee,  a license to use the Licensed Marks in the conduct of the Business.

NOW, THEREFORE, for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Definitions.  (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, permit, approval, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted or promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York,  New York are authorized or required by Applicable Law to close.

“Change of Control”  means, with respect to Licensee or Murphy Oil USA, the occurrence of any of the following: (i) a “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a beneficial owner, directly or indirectly, of equity representing fifty percent (50%) or more of the total voting power of Licensee’s or Murphy Oil USA’s, as applicable, then outstanding equity capital; (ii) such entity merges into, is consolidated with or effects an amalgamation with another Person, or merges another Person into such entity, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving Person immediately after such merger, consolidation or amalgamation is represented by equity held directly or indirectly by former equityholders of (and in respect of their former equity holdings in) such entity immediately prior to such merger, consolidation or amalgamation; and (iii) such entity directly or indirectly sells, transfers or exchanges all, or substantially all, of its assets to another Person unless at least fifty percent (50%) of the total voting power of the transferee is directly or indirectly owned by the equityholders of Licensee or Murphy Oil USA, as applicable, in respect of their former equity holdings in Licensee or Murphy Oil USA immediately prior to transfer; provided that in no event shall the consummation, execution or closing of the Spin-Off constitute a Change of Control with respect to Licensee or Murphy Oil USA.

“Excluded Marks” means the trademark “MURPHY” and the Rowel Design, in each case whether used on a standalone basis or in connection with any other trademark, design, company name, trade name, domain name or other source identifier (other than as specifically used in the trademarks set forth in Exhibit B).  For the avoidance of doubt, the Excluded Marks shall include the trademarks set forth in Exhibit A.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental authority, instrumentality, court, legislative body, government organization, commission, tribunal or regulatory or

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

administrative agency, or any political or other subdivision, department or branch of any of the foregoing.

“Licensed Marks” means the trademarks set forth (and only as set forth) in Exhibit B, including the registrations and applications for registration set forth in Exhibit B.  For the avoidance of doubt, the Licensed Marks shall not include any trademark that is derivative of the trademarks set forth in Exhibit B or any Excluded Mark.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental authority.

“Rowel Design” means the design set forth in Exhibit C.

“Subsidiary” means, with respect to any Person, any entity of which such Person owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

(b)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Administrative Agent	Section 2.02(b)
Agent	Section 2.02(b)
Agreement	Preamble
Business	Recitals
Credit Agreement	Section 2.02(b)
Effective Date	Preamble
Financing Agreements	Section 2.02(b)
Insolvency Proceedings	5.03
License	2.01
Licensee	Preamble
Licensor	Preamble
Murphy Oil USA	Recitals
Party	Preamble
Retail Business	Recitals
Spin-Off	Recitals
Term	5.01
Trademark Claims	4.03

Section 1.02.  Other Definitional and Interpretative Provisions.    The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the respective meanings given to them in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

ARTICLE 2
License

Section 2.01.  Grant of License.  Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee a  worldwide, exclusive (subject to Section 2.03), non-transferable (except as otherwise set forth in Section 6.01), non-sublicensable (except as otherwise set forth in Section 2.02), royalty-free, fully paid-up license to use the Licensed Marks solely in connection with the conduct of the Business during the Term (the “License”).  For the avoidance of doubt, subject to the terms and conditions contained herein, the License shall include (i) Licensee’s right to use “Murphy USA Inc.”, (ii) Murphy Oil USA’s right to use “Murphy Oil USA, Inc.” and (iii) Murphy Oil Trading Company (Eastern)’s right to use “Murphy Oil Trading Company (Eastern)”, in each case, as their respective corporate names during the Term.

Section 2.02.  Sublicense Rights.   (a) The License shall include the right of Licensee to grant sublicenses to its Subsidiaries; provided that any such sublicense shall terminate immediately upon the applicable sublicensee ceasing to be a Subsidiary of Licensee.  Any such sublicense shall be evidenced in writing, contain terms and conditions that are no less restrictive on the applicable sublicensee’s use of the Licensed Marks than the terms and conditions in this Agreement and be provided in written form to Licensor as soon as is reasonably practicable following the grant of such sublicense.

(b)        Licensee has entered into a Credit Agreement (as amended or extended from time to time, the “Credit Agreement”) with certain lenders and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (in such capacity, and together with its successors, the “Administrative Agent”) and may in the future enter into one or more other credit agreements or other financing agreements (together with the Credit Agreement, “Financing Agreements”).

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

 The obligations of Licensee and its Subsidiaries under the Credit Agreement are secured, and the obligations of Licensee and its Subsidiaries under one or more other Financing Agreements may be secured, by security interests in inventory of Licensee and its Subsidiaries.  Licensor hereby consents to the grant by Licensee and/or Murphy Oil USA to the Administrative Agent, and to any financial institution serving as agent or trustee under any other Financing Agreement (the Administrative Agent and any such other agent or trustee being called an “Agent”), of a sublicense to use the Licensed Marks in a manner consistent with their use by Licensee and its Subsidiaries and solely to liquidate inventory pledged to such Agent as collateral under the applicable Financing Agreement during a period of 180 days immediately following the commencement by such Agent of any exercise of remedies permitted under such Financing Agreement with respect to such collateral (such period to be extended for a period equal to any period that such Agent is subject to the automatic stay or a court order preventing or enjoining it from liquidating such collateral).  Any such sublicense shall be evidenced in writing, contain terms and conditions that are no less restrictive on the applicable sublicensee’s use of the Licensed Marks than the terms and conditions in this Agreement and be provided in written form to Licensor as soon as is reasonably practicable following the grant of such sublicense.  Licensor further agrees for the benefit of each Agent and the secured parties for which such Agent acts, and notwithstanding any other provision of this Agreement, that the rights of such Agent under any such sublicense shall continue in effect in accordance with the terms and conditions set forth above notwithstanding any termination of this Agreement or the License pursuant to Article 5 hereof.

Section 2.03.  U.K. Downstream Business.  The Parties hereby acknowledge that Licensor will engage, directly or indirectly, in the conduct of the Business in the United Kingdom following the Spin-Off.  Notwithstanding anything in this Agreement to the contrary, Licensor shall be permitted to use, and license or otherwise allow others (including acquirers of or successors to the Business as conducted by Licensor in the United Kingdom) to use, “Murco” and any derivative thereof that does not include the term “USA” in connection with the conduct of the Business in the United Kingdom.

ARTICLE 3
Ownership and Use of Licensed Marks

Section 3.01.  Ownership of Licensed Marks; Reservation of Rights.  (a) Licensee hereby acknowledges that (i) the License is the only license granted to Licensee or any of its Affiliates with respect to the Licensed Marks and (ii) no other licenses whatsoever have been granted, expressly or by implication or estoppel, to Licensee or any of its Affiliates by the provisions of this Agreement.  Neither this Agreement nor its performance shall confer on Licensee or any of its Affiliates any right with respect to the Licensed Marks other than those rights

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

expressly granted herein, and any and all rights in and to the Licensed Marks not expressly granted to Licensee herein are reserved and retained by Licensor,  as is the right to use any Excluded Mark or any trademark that contains the term “Murphy” or the Rowel Design other than the Licensed Marks in any manner (subject to Section 3.05).  Any use of the Licensed Marks by Licensee or any of its Affiliates pursuant to the License shall inure to the benefit of Licensor.

(b)        Licensee shall not, and shall cause its Affiliates to not, (i) challenge the validity or ownership of the Licensed Marks, the Excluded Marks or any other marks of Licensor or its Affiliates or claim adversely or assist in any claim adverse to Licensor concerning any right, title or interest in or to the Licensed Marks or the Excluded Marks,  (ii) do or permit any act which may directly or indirectly impair or prejudice Licensor’s title to the Licensed Marks or Excluded Marks or be detrimental to the reputation and goodwill of Licensor,  (iii) register or attempt to register any trademark, design, company name, trade name, domain name or other source identifier that is derivative of, confusingly similar to or contains any Licensed Mark or Excluded Mark or (iv) use or attempt to use any trademark, design, company name, trade name, domain name or other source identifier (other than the Licensed Marks) that is derivative of, confusingly similar to or contains any Excluded Mark.

Section 3.02.  Appearance of the Licensed Marks; Quality Control.    Licensee shall use the Licensed Marks only in the form stipulated by Licensor and shall conform to and observe such standards as Licensor from time to time prescribes, including standards relative to the quality, design, identity, size, position, appearance, marking and color of the Licensed Marks and the manner, disposition and use of the Licensed Marks.    All goods and services provided by Licensee under the Licensed Marks shall at all times be provided in compliance with Applicable Law and in a manner consistent with the quality of goods and services provided by Licensor and its Affiliates under the Licensed Marks as of immediately prior to the Effective Date.  Licensor shall have the right to inspect any written or electronic materials bearing any Licensed Mark.

Section 3.03.  Prosecution and Maintenance.  Licensor shall, reasonably promptly following Licensee’s request and at Licensee’s sole cost and expense, take all such actions as Licensee may reasonably request to prosecute and maintain any registration or application for registration of any Licensed Mark.

Section 3.04.  Third Party Notices.  If requested in writing by Licensor, Licensee shall ensure that any written or electronic materials bearing a Licensed Mark includes a written statement to the effect that such Licensed Mark is used by Licensee under license from Licensor.

Section 3.05.  Licensor’s Use of Marks.  Subject to Section 2.03,  Licensor shall not, and shall cause its Affiliates to not, use the Licensed Marks, the

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

Excluded Marks or any trademark containing the term “Murphy” or the Rowel Design within the field of the Retail Business during the Term.

Section 3.06.  Fair Use.  For the avoidance of doubt, nothing in this Agreement shall restrict or limit either Party’s right to make any use of any term or trademark that constitutes fair use under Applicable Law or factual use for historical or reference purposes.

ARTICLE 4
Claims and Liability

Section 4.01.  Disclaimers; Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE LICENSE IS GRANTED ON AN “AS IS” BASIS WITH NO REPRESENTATIONS OR WARRANTIES, AND EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY EXCLUDES AND DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE LICENSE, INCLUDING THOSE REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTIES IMPLIED BY ANY COURSE OF DEALING OR TRADE USAGE.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 4.02.  Infringement of Licensed Marks by Third Party.  Licensee shall promptly notify Licensor of any unauthorized or improper use by any Person of any Licensed Marks, including in such notice the particulars of such use  and any other information that Licensee and its Affiliates may have relating to such use, and reasonably cooperate with Licensor, at Licensee’s sole cost and expense, in connection with any action Licensor may take to prevent or halt such use.    In the event that Licensor does not take reasonable action to halt any such use related to the Business within a reasonable period of time following such notice, Licensee may take reasonable action to prevent or halt such use, and Licensor shall reasonably cooperate with Licensee, at Licensee’s sole cost and expense, in connection with any such action of Licensee.

Section 4.03.  Third Party Actions.  Licensee shall promptly notify Licensor of any allegations, claims or demands (actual or threatened) against Licensee or any of its Affiliates for infringement of any intellectual property rights of third parties by reason of Licensee’s or its Affiliates’ use of the Licensed Marks (collectively, “Trademark Claims”) and provide all related particulars

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

requested by Licensor.  Licensor shall retain exclusive control over the resolution of any Trademark Claim, including the right to agree to an injunction against further use of any Licensed Mark at issue or to otherwise settle such Trademark Claim; provided that such settlement shall not require any payment by Licensee without Licensee’s prior written consent.  In the event that Licensor does not take reasonable action to resolve a Trademark Claim within a reasonable period of time following such notice, Licensee may assume exclusive control over such Trademark Claim (but solely to the extent such Trademark Claim relates to allegations, claims or demands (actual or threatened) against Licensee or any of its Affiliates), including the right to agree to an injunction against further use of any Licensed Mark at issue by Licensee or any of its Affiliates or to otherwise settle such Trademark Claim with respect to Licensee and its Affiliates; provided that such settlement shall not bind or apply to Licensor in any manner without Licensor’s prior written consent.  Subject to the foregoing and at Licensee’s sole cost and expense, each Party shall provide to the other Party such assistance as such other Party may reasonably request in connection with the defense or settlement of any Trademark Claim.

Section 4.04.  Indemnification.  Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, employees and agents from and against any damages, losses, liabilities, fines, penalties and expenses (including reasonable costs of investigation and reasonable attorneys’ fees in connection with any action, suit or proceeding) related to or arising out of the use of the Licensed Marks by Licensee or any of its Affiliates or the exercise of Licensee’s rights and obligations under this Agreement.

ARTICLE 5
Term and Termination

Section 5.01.  Term.    This Agreement is effective as of the Effective Date and shall continue in full force and effect in perpetuity unless terminated in accordance with Section 5.02 or Section 5.03 (the “Term”).

Section 5.02.  Termination by Licensee.  Licensee may terminate this Agreement at any time immediately upon written notice to Licensor.

Section 5.03.  Termination by Licensor.  Licensor may terminate this Agreement immediately upon written notice to Licensee upon the occurrence of any of the following:

(a)      a material breach of any provision of this Agreement by Licensee or any of its Affiliates and failure to fully cure such breach within 30 days after Licensor’s provision of written notice to Licensee of such breach;

(b)      a Change of Control of Licensee or Murphy Oil USA; and

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

(c)      with respect to Licensee or any of its Affiliates, (i) the voluntary commencement of any proceeding (all of which proceedings are hereinafter collectively referred to as “Insolvency Proceedings”) under the United States Bankruptcy Code or any other law of any jurisdiction for the relief, liquidation or rehabilitation of debtors, (ii) the involuntary commencement of an Insolvency Proceeding that is not dismissed within ninety (90) days after the filing thereof, or (iii) the appointment of or taking of possession by a receiver, custodian, trustee, liquidator or similar official.

Section 5.04.  Effect of Termination; Survival.  Upon expiration or termination of this Agreement, the License shall immediately terminate without any further action by Licensor, and Licensee shall, and shall cause each of its Affiliates to, cease using the Licensed Marks in any form.  Notwithstanding anything in this Agreement to the contrary, Sections Section 2.02(b),  3.01(a),  4.01,  4.04 and 5.04 and Article 6 shall survive any expiration or termination of this Agreement.

ARTICLE 6
General

Section 6.01.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that, except as expressly set forth in Section 2.02,  Licensee may not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the express prior written consent of Licensor.

Section 6.02.  Notices.  All notices, requests and other communications to any Party shall be in writing (including facsimile and email transmission) and shall be given,

if to Licensee, to:

Murphy USA Inc.

200 Peach Street

P.O. Box 7000

El Dorado,  Arkansas 71731

Attn: John Moore

Facsimile: 870-864-6489

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York,  New York 10017

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

Attn: William L. Taylor, Esq.

Facsimile: (212) 701-5800

if to Licensor, to:

Murphy Oil Corporation

200 Peach Street

P.O. Box 7000

El Dorado,  Arkansas 71731

Attn: Walter Compton

Facsimile: 870-881-6893

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York,  New York 10017

Attn: William L. Taylor, Esq.

Facsimile: (212) 701-5800

or such other address, facsimile number or email address as such Party may hereafter specify for the purpose by notice to the other Party.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

Section 6.03.  Specific Performance.  The Parties acknowledge that money damages are not an adequate remedy for any violation of this Agreement and that either Party may, in its sole discretion, apply to the courts set forth in Section 6.05 for specific performance, or injunctive or such other relief as such courts may deem just and proper, in order to enforce this Agreement or prevent any violation hereof, and to the extent permitted by Applicable Law, each Party waives the posting of bond and any objection to the imposition of such relief.

Section 6.04.  Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)        No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 6.05.  Governing Law and Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of New York without regard to the conflict of law rules of such state.  Each Party hereby submits and consents to the jurisdiction of the state and federal courts in the State of New York and to venue in New York, New York.

Section 6.06.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

Section 6.07.  No Third Party Beneficiaries.  Except as provided in Section 2.02(b), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns.

Section 6.08.  Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both oral and written, among the Parties with respect to the subject matter hereof.    For the avoidance of doubt, the Parties acknowledge and agree that the transactions contemplated in connection with the Spin-Off, together with the transactions contemplated by this Agreement, collectively constitute a single and integrated transaction.

Section 6.09.  Severability.  If any provision of this Agreement or any part thereof shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid.  Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each Party shall be construed and enforced accordingly.

[remainder of page intentionally left blank]

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

MURPHY OIL CORPORATION
By:	/s/ Walter K. Compton
	Name:	Walter K. Compton
	Title:	Senior Vice President and General Counsel

MURPHY USA INC.
By:	/s/ John A. Moore
	Name:	John A. Moore
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Trademark License Agreement]

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

Exhibit A

Excluded Marks

Murphy Oil Corporation

Murphy Gas Gathering Inc.
Arkansas Oil Company
Murphy Crude Oil Marketing

Caledonia Land Company

El Dorado Engineering Inc.

El Dorado Contractors Inc.

Marine Land Company

Murphy Eastern Oil Company

Murphy Exploration & Production Company

Mentor Holding Corporation

Mentor Excess and Surplus Lines Insurance Company

MIRC Corporation

Murphy Building Corporation

Murphy Exploration & Production Company – International

Canam Offshore Limited

Canam Brunei Oil Ltd.

Murphy Peninsular Malaysia Oil Co., Ltd.

Murphy Sabah Oil Co., Ltd.

Murphy Sarawak Oil Co., Ltd.

El Dorado Exploration, S.A.

Murphy Australia Holdings Pty. Ltd.

Murphy Australia NT/P80 Oil Pty. Ltd.

Murphy Australia Oil Pty. Ltd.

Murphy Australia AC/P 36 Oil Pty. Limited

Murphy Australia WA-408-P Oil Pty. Ltd.

Murphy Australia WA-423-P Oil Pty. Ltd.

Murphy Australia WA-476-P Oil Pty. Ltd.

Murphy Australia WA-481-P Oil Pty. Ltd.

Murphy Baranan Oil Co., Ltd.

Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.

Murphy Cameroon Elombo Oil Co., Ltd.

Murphy Cameroon Ntem Oil Co., Ltd.

Murphy Central Dohuk Oil Co. Ltd.

Murphy Equatorial Guinea Oil Co., Ltd.

Murphy Exploration (Alaska), Inc.

Murphy Global, Inc.

Murphy International Marketing & Trading Company

Murphy Italy Oil Company (see company F. below)

Murphy Kurdistan Oil Co., Ltd.

Murphy Nha Trang Oil Co., Ltd.

A-1

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

Murphy Overseas Ventures Inc.

Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.

Murphy Phuong Nam Oil Co., Ltd.

Murphy SE Asia Oil Pte. Ltd.

Murphy Semai IV Ltd.

Murphy Semai Oil Co., Ltd.

Murphy Somali Oil Company

Murphy South Barito, Ltd.

Murphy-Spain Oil Company

Murphy Suriname Company Ltd.

Murphy Suriname Oil Company, Ltd.

Murphy West Africa, Ltd.

A-2

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

Exhibit B

Licensed Marks

Murphy USA
Murphy USA Inc.

Murphy Oil USA, Inc.

Murphy Oil USA

Murphy Oil Trading Company (Eastern)
Murphy Express
Murpay
Dr. Murphy’s Crazy Concoction

Registrations

Country	Mark	Status	Application No.	Registration No.
U.S.	MURPHY USA and two-star design	Registered	77/844,528	3,938,678
U.S.	MURPHY USA and design	Registered	75/300,843	2,180,353
U.S.	MURPAY	Registered	77/844,494	3,938,676
U.S.	DR. MURPHY’S CRAZY CONCOCTION	Registered	85/444,396	4,269,358

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc

Exhibit C

Rowel Design

(NY) 14150/039/8K/EXHIBITS FOR MUSA 8K/Exhibit 10.4 Trademark License Agreement.doc